Exhibit 99.1

                     ITEC INTERNATIONAL TECHNOLOGIES, INC.

                    ACTIONS BY DIRECTORS BY WRITTEN CONSENT


       The   undersigned,   being  all  the  directors  of  ITEC  INTERNATIONAL

TECHNOLOGIES, INC., a Delaware  Corporation  (the  "Corporation"), hereby takes the following actions by written consent in accordance  with Section 141 (f) of the General Corporation Law of the State of Delaware:



       WHEREAS, Gary M. De Laurentiis, chairman of the Board  of  Directors  of the  Corporation,  has  requested that the Corporation loan him two hundred and fifty thousand dollars ($250,000),  the  terms  of which require the payment of interest  only  for  ten  (10)  years,  and a balloon payment  for  the  unpaid principal in the tenth years; and



       WHEREAS, the disinterested members  of  the  Board  of  Directors of the

Corporation have considered this loan request after full disclosure  of all the facts  regarding the transaction and have determined that the Corporation  loan

Gary M. De Laurentiis two hundred and fifty thousand dollars ($250,000).



       NOW, THEREFORE, BE IT:



       RESOLVED,  that  the  Corporation loan Gary M. De Laurentiis two hundred and fifty thousand dollars ($250,000)  upon  the terms and conditions set forth in the form of promissory note attached hereto as Exhibit A; and



       RESOLVED, We hereby authorize and direct  the  proper  officers  of  the

Corporation  to  take  such  actions  as  they  deem necessary and desirable to effectuate the foregoing resolutions.


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       These actions shall be filed in the minute book of the Corporation.

Dated as of:  July 5, 2000.

                                 /s/ Andrea G. Videtta
                                 ---------------------
                                 Andrea G. Videtta


/s/ Robert K. Rothfuss           /s/ Sandra L. De Laurentiis
----------------------           ---------------------------
Robert K. Rothfuss               Sandra L. De Laurentiis

/s/ Lisa A. Fitzpatrick
-----------------------
Lisa A. Fitzpatrick


Being all the directors of the Corporation except for Gary M. De Laurentiis who did not participate in the voting for this resolution.


ACKNOWLEDGED:

/s/ Gary M. De Laurentiis
-------------------------
Gary M. De Laurentiis